                                      GEODYNE ENERGY INCOME PROGRAMS
                         1995 YEAR-END ESTIMATED VALUATION ON A PER UNIT BASIS<F1>
                                (A)             (B)              (C)
                                                                (A+B)

                            1995 YEAR END PER UNIT ESTIMATED VALUATIONS<F2>                    CASH DISTRIBUTIONS PER UNIT
                            ----------------------------------------------                    ----------------------------
                               PROVED         ADJUSTED           TOTAL
                              RESERVES        PROBABLE         ESTIMATED    1994 YEAR-END                 CUMULATIVE
         FORMATION  UNIT      AND OTHER     AND POSSIBLE      VALUATION       ESTIMATED          1995     DISTRIBUTIONS
P/SHIP     DATE     SIZE       ITEMS          RESERVES         PER UNIT     VALUATION(2)         TOTAL    THRU 12/31/95      P/SHIP
------   ---------  ----    ----------------------------------------------  -------------        -----    -------------      -----

II-A     07/22/87    $100     $25.21            $0.80          $26.01          $20.51             $3.83       $74.80          II-A
II-B     10/14/87     100      21.76             1.89           23.65           20.98              3.21        71.61          II-B
II-C     01/13/88     100      28.18             1.40           29.58           25.37              4.63        71.68          II-C
II-D     05/10/88     100      36.22             0.16           36.38           26.84              4.69        67.36          II-D
II-E     09/27/88     100      31.48             0.12           31.60           20.52              2.32        54.22          II-E
II-F     01/05/89     100      39.02             0.70           39.72           29.32              5.92        67.43          II-F
II-G     04/10/89     100      38.27             0.75           39.02           29.87              5.81        63.27          II-G
II-H     05/17/89     100      37.18             0.83           38.01           27.04              5.62        59.28          II-H

<F1>  This chart must be read in connection with the letter dated January 29, 1996, providing important assumptions and other information on the methodology used to calculate these estimates.
<F2>  1995 Year-End estimates use $18.50 per barrel of oil and $2.00 per thousand cubic feet ("MCF") of gas compared to
       $16.50 per barrel and $1.60 per MCF of gas for the 1994 Year-End estimates.